       10.31.001


March 13, 1995


Mr. Melvin C. Parker
President and Chief Executive Officer
Investors Insurance Group, Inc.
7200 West Camino Real, Suite 203
Boca Raton, Florida  33433


Dear Mel:

Please accept this letter as notice of my resignation as Vice President, Secretary and Treasurer of Investors Insurance Group, Inc. and as Senior Vice President and Treasurer of IIC, Inc. and Investors Insurance
Corporation. The effective date of my resignations will be March 31, 1995.

I would like to take this opportunity to thank you and the Board of Directors for the opportunity to serve the Investors Insurance operation for the past three plus years. However, I believe it is time to broaden my expertise outside the annuity area to enhance my future career potential.

I would like to wish you and the Company the best of luck in the current endeavor to obtain some much needed capital. I am sure everything will come together and that under your guidance, Investors Insurance will continue to flourish in the expanding annuity marketplace.


Sincerely,


/s/ Richard T. Magsam
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Richard T. Magsam, CPA